Exhibit 10.1

AMENDMENT NO. 1 TO

POST-RETIREMENT MEDICAL BENEFITS COVERAGE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Post-Retirement Medical Benefits Coverage Agreement effective as of December 27, 2007 is entered into effective as of January 31, 2017, by VCA Inc., a Delaware corporation (the “Company”), and Robert L. Antin, an individual (“Antin”).

RECITALS

WHEREAS, the Company and Antin are parties to that certain Post-Retirement Medical Benefits Coverage Agreement, effective as of December 27, 2007 (the “Agreement”); and

WHEREAS, the Company and Antin desire to amend the Agreement as provided for herein.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the terms, covenants and conditions contained herein, the parties hereto amend the Agreement as follows:

1.    Section 1.1 of the Agreement hereby is amended and restated to read in full as follows:

1.1.    “Following termination of Antin’s position as an employee of the Company, at Antin’s option, the Company shall continue to provide medical benefits coverage for Antin and his family (for all purposes of this agreement, references to family or spouse shall include a registered domestic partner) commencing on or after the date Antin attains (or in the case of surviving family, would have attained) from the date of Antin’s termination of employment until the last to occur of (a) Antin’s death, (b) the death of Antin’s spouse, or (c) the end of the month in which occurs the attainment of age 30 by each of Antin’s children; provided, however, that medical benefit coverage for each of Antin’s children shall cease at the end of the month in which such child’s 30th birthday occurs (unless such child is disabled, in which case coverage shall continue), if earlier. Such medical benefits coverage shall be at least as favorable as the most favorable level, type and basis of medical coverage provided to Antin and his family at any time within five years before termination of Antin’s employment with the Company. Upon Antin’s or any eligible family member’s eligibility for Medicare (or a similar program), Antin or any such eligible family member shall have the option, but not the obligation, to enroll in Medicare (or such similar program). If Antin or any eligible family member elects to enroll in such program, then the Company’s obligation hereunder to such enrolled person shall be limited thereafter to providing Medicare supplemental coverage and Antin medical excess claims insurance coverage (to the extent such coverage continues to be in effect immediately prior to Antin’s termination of employment) or substantially similar policies. Any reference in this Agreement to the term “Antin Edge Medical Reimbursement Insurance” means Antin medical excess claims insurance coverage.”

2.    A new Section 1.4 hereby is added to read in full as follows:

“1.4    In addition to the medical benefits coverage provided in Section 1.1, for a period of seven years following the date of termination of Antin’s position as an employee of the Company, Antin will continue to be eligible for pet care benefits (currently, in the form of an employee discount) on the same terms as provided from time to time by the Company to its executive officers; provided, however, that nothing contained in this Agreement will, in any manner whatsoever, directly or indirectly, require the Company to maintain pet care benefits for its Antin officers or otherwise prohibit the Company from amending, modifying, curtailing, discontinuing, or otherwise terminating the pet care benefits provided at any time to its Antin officers (whether before or after the date of Antin’s termination).”

3.    Effect of Amendment. Except as specifically set forth above, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed, as expressly amended hereby, in all respects.

4.    Miscellaneous. This Amendment may be executed in any number of counterparts, each of which will be considered to be an original, and all such executed counterparts will together constitute one document. The provisions of this Amendment are severable, and if any one or more provisions are determined to be judicially unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable. No amendment or modification of this Amendment or waiver of the terms and conditions hereof shall be binding unless approved in writing by each of the parties hereto. Except to the extent governed by the Employee Retirement Income Security Act of 1974, as amended, this Amendment shall be governed by and construed in accordance with the laws of the state of California, without regard to its conflict of laws provisions.

Signature page follows

IN WITNESS WHEREOF, each of the parties has signed this Amendment on the date opposite their signature below.

VCA INC.

Date: January 31, 2017	/s/ Arthur J. Antin
By: Arthur J. Antin
Its: Chief Operating Officer

ANTIN

Date: January 31, 2017	/s/ Robert L. Antin Robert L. Antin